Home Equity Loan-Backed Term Notes, GMACM Series 2000-CL1 Group 1
                                   Payment Date    10/25/2000

Servicing Certificate
Beginning Pool Balance            256,752,223.07
Beginning PFA                      85,800,968.42
Ending Pool Balance               255,090,540.46
Ending PFA Balance                 85,800,968.42
Principal Collections               1,661,682.61
Principal Draws                               -
Net Principal Collections           1,661,682.61

Current Month Repurchases - Units              -
Current Month Repurchases -                    -

Active Loan Count                          9,629

Interest Collections                2,473,934.26

Weighted Average Net Loan Rate         15.47495%
Substitution Adjustment Amount              0.00
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

                                     Beginning       Ending                                             Interest    Security
Term Notes                            Balance        Balance        Factor      Principal   Interest   Shortfalls      %
----------                            -------        -------        ------      ---------   ---------  ----------      -
Class A-1                          139,004,000.00 137,342,317.39     0.9880458 2,758,888.21 705,792.81       0.00     0.426529
Class A-2                          23,853,000.00   23,853,000.00     1.0000000        0.00  145,900.85       0.00     0.074078
Class A-3                          66,581,000.00   66,581,000.00     1.0000000        0.00  420,015.14       0.00     0.206773
Class A-4                          37,753,000.00   37,753,000.00     1.0000000        0.00  248,225.98       0.00     0.117245
Class M                            34,256,000.00   34,256,000.00     1.0000000        0.00  248,926.93       0.00     0.106385
Class B                            20,553,000.00   20,553,000.00     1.0000000        0.00  154,147.50       0.00     0.063829

Certificates
                                               -

Beginning Overcollateralization    20,553,191.49
Amount
Overcollateralization Amount        1,097,205.60
Increase (Decrease)
Outstanding Overcollateralization  21,650,397.09
Amount
Overcollateralization Target
Amount                             39,393,617.02

Credit Enhancement Draw Amount              0.00
Unreimbursed Prior Draws                    0.00


                                                                    Number       Percent
                                         Balance                   of Loans    of Balance
Delinquent Loans (30 Days)         11,397.81                           1          0.00%

Delinquent Loans (60 Days)                 -                           0          0.00%

Delinquent Loans (90+ Days) (1)            -                           0          0.00%

Foreclosed Loans                           -                           0          0.00%

REO                                        -                           0          0.00%


(1) 90+ Figures Include Foreclosures and REO

                                                   Percent
                                    Liquidation    of Balance
                                   To-Date
Beginning Loss Amount                       0.00
Current Month Loss Amount                   0.00           0.00%
Ending Loss Amount                          0.00           0.00%

                                      Special                             Fraud    Bankruptcy
                                                                          Hazard
Beginning Amount                            0.00                          0.00        0.00
Current Month Loss Amount                   0.00                          0.00        0.00
Ending Amount
                                               -                             -           -

Liquidation Loss Distribution               0.00
Amounts
Extraordinary Event Losses                  0.00
Excess Loss Amounts                         0.00

Capitalized Interest Account
----------------------------
Beginning Balance                   1,942,111.91
Initial Capitalized Interest        (545,818.34)
Account Withdraw
Withdraw relating to Collection             0.00
Period
Interest Earned (Zero, Paid to             0.00
                                           ----
Funding Account)
Total Ending Balance as of          1,396,293.57
Payment Date
Interest earned for Collection            995.90
Period
Interest withdrawn related to               0.00
prior Collection Period


Prefunding Account
Beginning Balance                  85,800,968.42
Additional Purchases during                 0.00
Revolving Period
Excess of Draws over Principal              0.00
                                           ----
Collections
Total Ending Balance as of         85,800,968.42
Payment Date
Interest earned for Collection         43,998.14
Period
Interest withdrawn related to               0.00
prior Collection Period

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